    As filed with the Securities and Exchange Commission on November 10, 2004
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               ------------------


                            OSI PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

                  DELAWARE                         13-3159796
         (State or other jurisdiction           (I.R.S. Employer
             of incorporation)                  Identification No.)


   58 SOUTH SERVICE ROAD, SUITE 110, MELVILLE, NEW YORK, 11747 (631) 962-2000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             -----------------------

                             ROBERT L. VAN NOSTRAND
                   VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                            OSI PHARMACEUTICALS, INC.
   58 SOUTH SERVICE ROAD, SUITE 110, MELVILLE, NEW YORK, 11747 (631) 962-2108
    (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             -----------------------

                        Copies of all communications to:

     SPENCER W. FRANCK, JR., ESQUIRE                MARC M. ROSSELL
             SAUL EWING LLP                        DANIELLE CARBONE
   1200 LIBERTY RIDGE DRIVE, SUITE 200          SHEARMAN & STERLING LLP
        WAYNE, PENNSYLVANIA 19087            NEW YORK, NEW YORK 10022-6069
             (610) 251-5082                         (212) 848-4000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as possible after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[X] REGISTRATION NO. 333-119229

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ] ____________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]

                        CALCULATION OF REGISTRATION FEE

  TITLE OF EACH CLASS OF         AMOUNT      PROPOSED MAXIMUM  PROPOSED MAXIMUM    AMOUNT OF
     SECURITIES TO BE            TO BE           OFFERING          AGGREGATE     REGISTRATION
        REGISTERED             REGISTERED    PRICE PER SHARE    OFFERING PRICE        FEE
        ----------             ----------    ---------------    --------------        ---
Common Stock, par value        575,000(1)       64.935(2)        $37,337,625       $4,731(3)
$.01 per share

(1) Includes 75,000 shares of common stock which may be purchased by the underwriters to cover over-allotments, if any.

(2) In accordance with Rule 457(c), the price shown is estimated solely for the purposes of calculating the registration fee, and is based on the average of the reported high and low sales prices of the common stock as reported on the Nasdaq National Market on November 10, 2004, which was $64.935.

(3) Represents the Proposed Maximum Aggregate Offering Price multiplied by $0.00012670.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

      OSI Pharmaceuticals, Inc. is filing this registration statement with the Securities and Exchange Commission, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement incorporates by reference the contents of the registration statement on Form S-3, as amended (Registration No. 333-119229) which was declared effective by the Securities and Exchange Commission on November 10, 2004, and is being filed for the sole purpose of registering additional securities of the same class as were included in that registration statement.

                                  CERTIFICATION

      OSI Pharmaceuticals, Inc. hereby certifies to the Securities and Exchange Commission that (1) we have instructed our bank to pay the filing fee set forth on the cover page of this registration statement by a wire transfer of such amount to the SEC's account at Mellon Bank as soon as practicable, but not later than the close of business on November 12, 2004, (2) we will not revoke those instructions; (3) we have sufficient funds in our account to cover the amount of the filing fee; and (4) we will confirm receipt of our instructions by our bank during our bank's regular business hours no later than November 12, 2004.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melville, State of New York, on November 10, 2004.

                                    OSI PHARMACEUTICALS, INC.


                                    By:   /s/ COLIN GODDARD, PH.D.
                                       ----------------------------------------
                                       Colin Goddard, Ph.D.
                                       Chief Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby makes, constitutes and appoints Colin Goddard, Ph.D. and Robert L. Van Nostrand, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments to this registration statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                           Title                    Date
        ---------                           -----                    ----

/s/ ROBERT A. INGRAM                Chairman of the Board      November 10, 2004
-------------------------
Robert A. Ingram


/s/ COLIN GODDARD, PH.D.              Director  and Chief      November 10, 2004
-------------------------        Executive Officer (principal
Colin Goddard, Ph.D.                 executive officer)


/s/ ROBERT L. VAN NOSTRAND          Vice President, Chief      November 10, 2004
-------------------------       Financial Officer (principal
Robert L. Van Nostrand        financial and accounting officer)



/s/ MICHAEL ATIEH                          Director            November 10, 2004
-------------------------
Michael Atieh

/s/ G. MORGAN BROWNE                       Director            November 10, 2004
-------------------------
G. Morgan Browne


                                           Director            November 10, 2004
-------------------------
Edwin A. Gee, Ph.D.


/s/ DARYL K. GRANNER, M.D.                 Director            November 10, 2004
-------------------------
Daryl K. Granner, M.D.


/s/ WALTER M. LOVENBERG, PH.D.             Director            November 10, 2004
-------------------------
Walter M. Lovenberg, Ph.D.


/s/ VIREN MEHTA                            Director            November 10, 2004
-------------------------
Viren Mehta


                                           Director            November 10, 2004
-------------------------
Herbert Pinedo, M.D., Ph.D.


                                           Director            November 10, 2004
-------------------------
Sir Mark Richmond, Ph.D.


                                           Director            November 10, 2004
-------------------------
John P. White, Esquire

                                 EXHIBIT INDEX

 EXHIBIT NO.                 EXHIBIT
 -----------                 -------

      5.1         Opinion of Saul Ewing LLP.

      23.1        Consent of KPMG LLP.

      23.2        Consent of Saul Ewing LLP (included in Exhibit 5.1).

      24          Power of Attorney (contained on Signature Page).